UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2012

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On January 24, 2012, Clear Channel Outdoor Holdings, Inc. (the “Company”) issued a press release, which included a statement that the Company’s revenues increased 7.4% and 2.9% for the full year 2011 and fourth quarter 2011, respectively; excluding the impact of movements in foreign exchange rates, the Company’s revenues rose 4.2% and 2.4% for the full year 2011 and fourth quarter 2011, respectively.  The Company will be reporting its full financial results on February 21, 2012.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

C. William Eccleshare

Effective January 24, 2012, C. William Eccleshare, Chief Executive Officer—International of the Company, was named Chief Executive Officer for the Company, overseeing both the Company’s International and Americas operations.  Mr. Eccleshare also will serve as Chief Executive Officer—Outdoor of the Company’s indirect parent entities, CC Media Holdings, Inc. (“CCMH”) and Clear Channel Communications, Inc. (“CCU”).  Upon Mr. Eccleshare’s appointment as Chief Executive Officer of the Company, the Company’s interim “Office of the Chief Executive Officer” ceased to exist, and Thomas W. Casey will continue in his role as Executive Vice President and Chief Financial Officer of the Company, CCMH and CCU and Robert H. Walls, Jr. will continue in his role as Executive Vice President, General Counsel and Secretary of the Company, CCMH and CCU.

In connection with Mr. Eccleshare’s promotion, the Company and Mr. Eccleshare have agreed to replace his Contract of Employment dated August 31, 2009 with a new employment agreement (the “New Employment Agreement”), the material terms of which are described below.

Mr. Eccleshare’s New Employment Agreement will have an initial term ending on December 31, 2014, and thereafter will provide for automatic 12-month extensions, beginning on January 1, 2015, unless either the Company or Mr. Eccleshare gives prior notice electing not to extend the New Employment Agreement.  As Chief Executive Officer of the Company, Mr. Eccleshare will relocate from the Company’s offices in London to the Company’s offices in New York City upon finalizing the necessary immigration applications.  In his new position, Mr. Eccleshare will receive an annual base salary of $1,000,000 (to be paid in British Pounds Sterling using an exchange rate of $1.49: £1 until he relocates to the United States).  His salary will be reviewed for increase from time to time by the Board.  Mr. Eccleshare will be paid his annual bonus for 2011 in the ordinary course and, during the term of the New Employment Agreement, he will be eligible to receive an annual performance bonus with a target of not less than $1,000,000 and the opportunity to earn up to 200% of the target amount based on the achievement of performance goals specified in his New Employment Agreement for 2012 and performance goals to be set by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors for years after 2012.  In addition to the annual bonus, Mr. Eccleshare will be eligible to receive an additional bonus of up to $300,000 (the “Additional Bonus Opportunity”), based on the achievement of one or more annual performance goals determined by the Company’s Board of Directors or a subcommittee thereof.  Any bonus earned under the Additional Bonus Opportunity will be paid in equal installments on or about the first, second and third anniversary of the beginning of the performance period and will be contingent upon his continued employment through the applicable payment date.

The Company will continue to contribute to Mr. Eccleshare’s personal pension plan registered under Chapter 2, Part 4 of the Finance Act of 2004 in the United Kingdom, as provided in his previous Contract of Employment.  The Company will reimburse Mr. Eccleshare for the reasonable costs and expenses (not to exceed $25,000 annually, fully grossed-up for applicable taxes) associated with filing his personal income tax returns.  The Company also will make a car service available for Mr. Eccleshare’s business use and will pay all fees associated with the immigration applications for Mr. Eccleshare and his spouse.  Prior to his relocation, Mr. Eccleshare will continue to receive the health, medical, welfare and life insurance benefits currently provided to him.  After his relocation, Mr. Eccleshare will be eligible to receive health, medical, welfare and life insurance benefits on a basis no less favorable than provided to similarly situated employees of the Company.  He also will be entitled to vacation, pursuant to Company policy.

In connection with Mr. Eccleshare’s relocation to New York City, the Company will reimburse Mr. Eccleshare for reasonable expenses associated with his relocation to New York City pursuant to the Company’s relocation policy.  In addition, the Company will: (1) pay Mr. Eccleshare an additional $200,000 (less applicable taxes) for relocation-related expenses not otherwise covered by the Company’s relocation policy; (2) provide a reasonable number of flights during the first 12 months after Mr. Eccleshare’s relocation for his family to visit New York; and (3) for the duration of Mr. Eccleshare’s assignment in New York City, reimburse Mr. Eccleshare up to $20,000 per month, fully grossed-up for applicable taxes, for housing in New York City.  If Mr. Eccleshare’s employment is terminated without Cause (as defined in the New Employment Agreement) or if Mr. Eccleshare terminates his employment for Good Reason (as defined in the New Employment Agreement), the Company will reimburse Mr. Eccleshare for reasonable relocation expenses from New York to London.  However, no relocation reimbursement will be provided if: (1) Mr. Eccleshare’s employment is terminated for Cause (as defined in the New Employment Agreement); (2) Mr. Eccleshare resigns without Good Reason (as defined in the New Employment Agreement); or (3) Mr. Eccleshare violates any of the restrictive covenants described below.

During Mr. Eccleshare’s employment with the Company and for 18 months thereafter, Mr. Eccleshare will be subject to non-competition, non-interference and non-solicitation covenants substantially consistent with other senior executives of the Company.  Mr. Eccleshare also will be subject to customary confidentiality, work product, non-disparagement and trade secret provisions.

Contingent upon Mr. Eccleshare’s compliance with the restrictive covenants described above, if Mr. Eccleshare’s employment is terminated by the Company without Cause (as defined in the New Employment Agreement) or by Mr. Eccleshare for Good Reason (as defined in the New Employment Agreement), the Company will pay Mr. Eccleshare severance in an amount equal to 120% of his then-applicable annual base salary plus 100% of his then-applicable target bonus for the year in which the termination occurs, with such amount to be paid in equal ratable installments over the 12-month period after such termination.  If Mr. Eccleshare’s employment is terminated due to his death or disability, Mr. Eccleshare (or his estate) will receive a pro rata portion of his actual bonus earned for the year of termination, with such amount to be paid at the time bonuses are required to be paid.  Except in the case of death, Mr. Eccleshare also would be required to execute and deliver a general release as a condition to receiving the benefits described above.

In addition to the outstanding and future equity awards provided for in Mr. Eccleshare’s Amended and Restated Stock Option Agreement dated August 11, 2011, in connection with his promotion, the Company agreed that Mr. Eccleshare would be awarded (contingent upon Compensation Committee approval) restricted stock units having a value of $4,000,000 based on the closing price of the Company’s Class A common stock on the date that the Compensation Committee approves the award.  The restricted stock units will vest as follows:  25% of the units will vest if the Company achieves the to be agreed upon performance targets, and the remaining units will vest 50% on each of the third and fourth anniversaries of Mr. Eccleshare’s appointment as the Company’s Chief Executive Officer.  Any unvested portion of the restricted stock unit award will: (1) vest upon a Change in Control (as defined in the New Employment Agreement) of the Company; (2) vest if Mr. Eccleshare’s employment is terminated by the Company for a reason other than Cause (as defined in the New Employment Agreement) or if Mr. Eccleshare terminates his employment for Good Reason (as defined in the New Employment Agreement); and (3) terminate upon any other termination of Mr. Eccleshare’s employment.  The restricted stock unit award will be granted after the performance vesting conditions are agreed upon and the terms of the award are approved by the Compensation Committee.

During the term of the New Employment Agreement, Mr. Eccleshare may continue to perform non-executive services with Hays plc.  Upon his service with Hays plc ceasing, Mr. Eccleshare shall be permitted to perform another non-executive role at any time with a business that does not compete with the Company or its affiliates, subject to the Company’s prior written consent that shall not be unreasonably withheld.

Ronald H. Cooper

On January 20, 2012, the Company and Ronald H. Cooper agreed that his service as Chief Executive Officer—Americas of the Company would end no later than February 29, 2012.  Mr. Cooper’s service as Chief Executive Officer—Clear Channel Outdoor—Americas of CCMH and CCU also will end at that time.  In connection with his separation from the Company, the Company and Mr. Cooper entered into a Severance Agreement and General Release (the “Agreement”) pursuant to which: (1) Mr. Cooper will receive a lump sum cash payment in the aggregate amount of $2,547,600 (the “Severance Payment”) in exchange for the Agreement and his release of claims, $385,100 of which represents payment of his bonus earned with respect to 2011; (2) Mr. Cooper  agreed to comply with the nondisclosure, non-hire, non-interference, non-competition, violation of post-employment covenants during non-compete period, ownership of materials, litigation and regulatory cooperation, dispute resolution and confidentiality provisions (collectively, the “Post-Employment Covenants”) of his employment agreement with the Company dated December 10, 2009 (the “2009 Employment Agreement”); (3) if he violates any Post-Employment Covenant during any non-compete period, Mr. Cooper will forfeit any right to the pro-rata portion of the Severance Payment, calculated as provided in the 2009 Employment Agreement; (4) Mr. Cooper’s unvested options to purchase shares of the Company’s Class A common stock will terminate upon his termination of employment and his vested options to purchase shares of the Company’s Class A common stock remain exercisable for 90 days after his termination of employment; (5) Mr. Cooper’s unvested restricted stock units with respect to the Company’s Class A common stock will be forfeited upon his termination of employment; (6) Mr. Cooper’s unvested options to purchase shares of the Class A common stock of CCMH will terminate upon the termination of his employment and his vested options to purchase shares of CCMH's Class A common stock remain exercisable for 90 days after his termination of employment; and (7) for no less than 60 days after his termination of employment, Mr. Cooper agreed to assist with the transition of functions related to his position with the Company.

Jonathan D. Bevan

The Company’s Board of Directors also approved an increase in the base salary of Jonathan D. Bevan, the Company’s Chief Operating Officer—International, from £265,000 to £320,000, effective as February 1, 2012, in connection with his promotion to the role of Managing Director and Chief Operating Officer—Clear Channel International.  Pursuant to the terms of Mr. Bevan’s employment agreement, effective February 1, 2012, the increase in Mr. Bevan’s base salary also will result in a corresponding increase in Mr. Bevan’s target bonus amount for 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: January 24, 2012	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary